UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

Two Prudential Plaza Suite 4100 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)

(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Item 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

During the second quarter of fiscal 2016, we changed our segment reporting to reflect changes in our organizational structure and management’s operation and view of the business.  We combined the global Respiratory Care business and the Welch Allyn operations into a new segment called Front Line Care.  Our Surgical Solutions segment now represents the surgical component of what was previously included in our Surgical and Respiratory Care segment.

We provided updated prior period segment revenue data for the second quarter and first six months of fiscal year 2015 in our most recent Quarterly Report on Form 10-Q, and we are issuing this Form 8-K in order to provide investors with similar data for all quarters in fiscal years 2014, 2015 and the first quarter of 2016.  The attached schedules solely reflect reclassified data, and in no way restate our previously released financial statements for any period.

Item 9.01.                FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1	Schedules showing the effect on revenue of changes in reportable segments for quarterly periods in fiscal years 2014, 2015, and the first quarter of 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: May 4, 2016	By:	/s/ Steven J. Strobel
	Name: Title:	Steven J. Strobel Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Schedules showing the effect on revenue of changes in reportable segments for quarterly periods in fiscal years 2014, 2015 and the first quarter of 2016.